EXHIBIT 32.1
CLARCOR Inc.
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Norman E. Johnson, Chairman of the Board, President and Chief Executive Officer of CLARCOR Inc., hereby certify that the accompanying Report of CLARCOR Inc. on Form 10-K Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K Annual Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

By	/s/Norman E. Johnson

Norman E. Johnson
Chairman of the Board, President
and Chief Executive Officer
Date: February 9, 2006